Filed in the Office of	Business Number E0547322014-8
[signature] Secretary of State State Of Nevada	Filing Number 20233306265
	Filed On 6/23/2023 9:36:00 AM
	Number of Pages 1

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Addentax Group Corp. Entity or Nevada Business Identification Number (NVID): E0547322014-8
2. Document:	Name of document with inaccuracy or defect: Certificate of Amendment
3. Filing Date:	Filing date of document which correction is being made: June 13, 2023
4. Description:	Description of inaccuracy or defect: Article 4 and Article 9 both have incorrect effective dates.
5. Correction:	Correction of inaccuracy or defect: The effective date and time for both Article 4 and Article 9 should be June 30, 2023 at 12:01 A.M.
6. Signature: (Required)	X *[signature]* **Signature** 06/23/2023 Date

This form must be accompanied by appropriate fees.